ORIGINAL JUDGE KOELTL

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

13 CV 8400

MFC INDUSTRIAL LTD., Plaintiff, v. PETER KELLOGG, CYNTHIA KELLOGG, LEE KELLOGG, CHARLES KELLOGG, KELLOGG FAMILY TRUST, PETER AND CYNTHIA KELLOGG FOUNDATION, PETER VEST PTRS L.P., PRK CORPORATION, PRK NON-MARITAL TRUST, IAT REINSURANCE COMPANY LTD., BERMUDA PARTNERS, ACCEPTANCE CASUALTY INSURANCE CO., ACCEPTANCE INDEMNITY INSURANCE CO., HARCO NATIONAL INSURANCE CO., OCCIDENTAL FIRE & CASUALTY CO. OF NORTH CAROLINA, TRANSGUARD INSURANCE CO. OF AMERICA, INC., and WILSHIRE INSURANCE CO., Defendants.	13 Civ. _____ ( ) **JURY TRIAL DEMANDED**

U.S. DISTRICT COURT
13 NOV 25 PM 4:05
S.D. OF N.Y.

COMPLAINT

1. Plaintiff MFC Industrial Ltd. ("MFC" or "Plaintiff" or "the Company"), by and through its undersigned attorneys, for its complaint against defendants Peter Kellogg ("Kellogg"), Cynthia Kellogg, Lee Kellogg, Charles Kellogg, Kellogg Family Trust, Peter and Cynthia Kellogg Foundation, Peter Vest PTRS L.P., PRK Corporation, PRK Non-Marital Trust, IAT Reinsurance Company Ltd. ("IAT"), Bermuda Partners and Acceptance Casualty Insurance Co., Acceptance Indemnity Insurance Co., Harco National Insurance Co., Occidental Fire & Casualty Co. of North Carolina, Transguard Insurance Co. of America, Inc., and Wilshire Insurance Co., (together, "IAT's Subsidiaries" and, collectively, the "Defendants"), upon knowledge as to itself and upon information and belief as to all other matters, alleges as follows:

INTRODUCTION

2. This action involves ongoing violations of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") by Defendants, and those with whom it is acting in concert, in connection with its false and misleading disclosures on Schedule 13D. Kellogg and IAT, a Bermuda company wholly-owned by Kellogg, along with IAT's Subsidiaries, have a combined beneficial ownership of over 5% of the Company's outstanding common stock.

3. Between June 24, 1999 and July 29, 1999, Kellogg acquired common shares of MFC that increased his beneficial ownership of, or control or direction over, common shares of MFC to 10%. From that date, up to the present, Kellogg's holdings in MFC have consistently increased, to Kellogg's present holding, in combination with IAT, of approximately 33.3%.

4. Since that time, Kellogg has made Schedule 13G filings and amendments thereto, and Schedule 13D filings, and amendments thereto (collectively, the "Schedule 13D Filings"), at least three of which were filed untimely. Kellogg filed a Schedule 13D on October 4, 2000, which was more than 10 days after which Kellogg lost his eligibility to file on Schedule 13G. Kellogg filed a Schedule 13D on February 9, 2001 ("Original Schedule 13D"), which was 40 days after the date of the event which purportedly required its filing. Kellogg filed Amendment Nos. 1 and 2 to the Original Schedule 13D on January 4, 2013 ("Amendment No. 1") and May 9, 2013 ("Amendment No. 2"), respectively. On September 5, 2013, Kellogg filed Amendment No. 3 to the Original Schedule 13D ("Amendment No. 3"), which was 13 days after the date of the event which purportedly required its filing. On October 2, 2013, Kellogg filed Amendment No. 4 to the Original 13D.

5. Kellogg's Schedule 13D Filings are materially false and misleading because they fail to disclose the true purpose for which Kellogg purchased MFC's common stock.

6. MFC, whose shareholders are at risk of irreparable harm if these false and misleading statements are not corrected, respectfully requests that this Court enjoin Defendants from further violations of the securities laws and require it to provide full, fair, and accurate disclosures.

PARTIES

7. MFC is a corporation organized under the laws of the Province of British Columbia, Canada, and headquartered in Vancouver, British Columbia, Canada. The Company is a global commodities supply chain company, which delivers commodities and materials to clients.

8. Defendant Peter Kellogg is an individual with his principal place of business in New York, New York. Kellogg is a trustee of the J.C. Kellogg Foundation, a not-for-profit organization, and The Peter R. Kellogg & Cynthia K. Kellogg Foundation, a charitable entity (together, the "Foundations").

9. Defendant Cynthia Kellogg is the spouse of Kellogg.

10. Defendant Lee Kellogg is the son of Peter and Cynthia Kellogg.

11. Defendant Charles Kellogg is the son of Peter and Cynthia Kellogg.

12. Defendants Kellogg Family Trust, Peter and Cynthia Kellogg Foundation, Peter Vest PTRS L.P., PRK Corporation and PRK Non-Marital Trust are all corporations or entities controlled by Kellogg.

13. Defendant IAT Reinsurance Company Ltd. is a Bermuda corporation wholly-owned by Kellogg.

14. Defendant Bermuda Partners is a U.S. domestic partnership. Bermuda Partners owns 100% of non-voting Class B common stock of IAT. Kellogg own 1% interest in the non-capital gain income of Bermuda Partners. Lee and Charles Kellogg each own 49.5% interest in the non-capital gain income of Bermuda Partners.

15. Defendant Acceptance Casualty Insurance Company is a subsidiary of IAT.

16. Defendant Acceptance Indemnity Insurance Company is a subsidiary of IAT.

17. Defendant Harco National Insurance Company is a subsidiary of IAT.

18. Defendant Occidental Fire & Casualty Company of North Carolina is a North Carolina corporation. Occidental Fire & Casualty Company of North Carolina is a subsidiary of IAT.

19. Defendant Transguard Insurance Company of America, Inc. is a subsidiary of IAT.

20. Defendant Wilshire Insurance Company is a subsidiary of IAT.

JURISDICTION AND VENUE

21. The claims asserted herein arise under Sections 13(d) of the Exchange Act. This Court has subject matter jurisdiction under 28 U.S.C. §§ 1331 and 1367.

22. Venue is proper in this district pursuant to 15 U.S.C. § 78aa because the false and misleading information for which Plaintiff seeks relief was transmitted into this district and was intended to be read and relied upon by securities holders within this district.

FACTS COMMON TO ALL COUNTS

KELLOGG'S AND IAT'S SHARE OWNERSHIP AND DISCLOSURES

23. On June 28, 1999, Kellogg filed a Schedule 13G, and filed amendments thereto on August 6 and November 8, 1999, relying on Rule 13d-1(c) of the Exchange Act.

24. On February 14, 2000, Kellogg filed a second Schedule 13G, again relying on Rule 13d-1(c) of the Exchange Act.

25. On September 7, 2000, Kellogg filed a Form 4. In the September 7, 2000 Form 4, Kellogg disclosed that, as early as August 8, 2000, Kellogg beneficially owned, either directly or through IAT and the Foundations, more than 20% of MFC's outstanding common shares. Accordingly, at least as of September 7, 2000, Kellogg was no longer eligible to file on Schedule 13G.

26. On October 4, 2000, Kellogg filed a Schedule 13D. According to the October 4, 2000 Schedule 13D, the date of event which required its filing was September 21, 2000.

27. On February 9, 2001, Kellogg filed a Schedule 13D with the Securities and Exchange Commission disclosing that Kellogg and IAT were shareholders of MFC and, indeed, significant ones – indicating that they had, in combination, acquired approximately 3,081,550 common shares of MFC, or approximately 25.5% of MFC shares. Kellogg's Schedule 13D further disclosed that Kellogg is the sole holder of IAT's voting stock, and that he shared dispositive and voting power with Cynthia R. Kellogg and the Foundations. Kellogg's Schedule 13D further disclosed that Kellogg may be deemed the beneficial owner of 3,081,550 shares of the common stock of MFC, and that he has the sole dispositive power with respect to 2,481,550 shares owned by Kellogg and IAT combined. According to the Original Schedule 13D, the date of event which required its filing was December 13, 2000.

28. Schedule 13(d) of the Exchange Act requires a shareholder holding more than 5% of a Company's shares to file a Schedule 13D and disclose, *inter alia*, the purpose of its investment to other stockholders as well as any arrangements, understandings or agreements with other shareholders with respect to the Company's stock and to amend that Schedule 13D when and if its purposes or other circumstances change.

29. In the Original Schedule 13D, Kellogg disclosed that the common shares were acquired by IAT for investment purposes only, and:

> Neither IAT, Kellogg, nor [the Foundations] have plans or proposals which relate to or which would result in any of the actions specified in clauses (a) through (j) of Item 4 of Schedule 13D. Mr. Kellogg, IAT and the Foundations may determine to purchase additional common shares of Common Stock at any time and from time to time, subject to market and general economic conditions, and any purchase or purchases may be effected directly or through one or more entities controlled or deemed to be controlled by Mr. Kellogg. Mr. Kellogg may also sell or otherwise dispose of shares of Common Stock owned directly or indirectly by him at any time or from time to time, although he has no present plans or proposals to do so. Any purchases or sales by Mr. Kellogg may be in the open market, in a privately negotiated transaction or otherwise.

Kellogg's Original Schedule 13D did not disclose Kellogg's, nor the Foundations', purpose in the acquisition of MFC common shares.

30. Kellogg filed Amendment No. 1 to the Original Schedule 13D on January 4, 2013. Kellogg's Amendment No. 1 disclosed Kellogg and IAT's combined beneficial ownership of 19,346,159 common shares of MFC, or approximately 30.9% of MFC shares.

31. According to Amendment No. 1, the date of event which required its filing was December 31, 2012. Between the date of the previous event which purportedly triggered the Original Schedule 13D filing, December 31, 2000, and the date of the event which purportedly triggered the Amendment No. 1 filing, December 31, 2012, Kellogg's beneficial ownership of MFC's outstanding common shares increased by 5.36%. Despite this increase, no amendment to Kellogg's Original Schedule 13D was made for a period of twelve years.

32. In Amendment No. 1, Kellogg disclosed:

> The [MFC common shares] were acquired for investment purposes in the ordinary course of business and were not acquired with the purpose or effect of changing or influencing control of the Company. Mr. Kellogg and IAT believe that the Shares represented an attractive investment opportunity…Mr. Kellogg and IAT may, in the future take such actions with respect to their investment in the Company as they deem appropriate, including, without limitation, purchasing additional Shares or selling some or all of their Shares. In addition, Mr. Kellogg and IAT may, alone or with others, pursue discussions with the Company, other stockholders and third parties with regard to their investment in the Company and/or otherwise change their intention with respect to any and all matters referred to in Item 4 of Schedule 13D. Any purchases may be effected directly or through one or more entities controlled or deemed to be controlled by Mr. Kellogg. Any purchases or sales may be in the open market, in a privately negotiated transaction or otherwise.

33. Kellogg filed Amendment No. 2 to the Original Schedule 13D on May 9, 2013. Kellogg's Amendment No. 2 disclosed Kellogg and IAT's combined beneficial ownership of 20,000,000 common shares of MFC, or approximately 32.0% of MFC shares. According to Amendment No. 2, the date of event which required its filing was May 8, 2013. Amendment No. 2 did not amend the previous disclosures made by Kellogg with respect to the purpose of the transaction.

34. Kellogg filed Amendment No. 3 to the Original Schedule 13D on September 5, 2013. Kellogg's Amendment No. 3 disclosed Kellogg and IAT's combined beneficial ownership of 20,825,000 common shares of MFC, or approximately 33.3% of MFC shares. According to Amendment No. 3, the date of event which required its filing was August 23, 2013. Amendment No. 3 did not amend the previous disclosures made by Kellogg with respect to the purpose of the transaction.

35. Kellogg filed Amendment No. 4 to the Original Schedule 13D on October 2, 2013.

36. In Amendment No. 4, Kellogg disclosed:

> [Kellogg and IAT] have become concerned about the corporate governance practices of the Company. As a result, in September 2013, Mr. Kellogg approached Michael Smith, the Chief Executive Officer of the Company, concerning the appointment of an additional independent director to the board of directors of the Company (the "BOARD"). Except as set forth herein or such as would occur upon completion of any of the actions discussed herein, [Kellogg and IAT] have no present plan or proposal that would relate to or result in any of the matters set forth in subparagraphs (a)–(j) of Item 4 of Schedule 13D.

37. A portion of MFC's common shares are held directly by IAT's Subsidiaries. The Schedule 13D Filings have not disclosed this fact.

38. Lee Kellogg and/or Charles Kellogg currently own MFC shares and/or have acquired and sold shares of MFC shares during the relevant time period.

MFC'S SHAREHOLDER RIGHTS PLANS

39. On May 18, 1993, MFC entered into a shareholder rights plan agreement (the "1993 Plan") with Montreal Trust Company of Canada. The 1993 Plan had a 20% ownership trigger for a "Flip-In Event."

40. Under the "Flip-In Event" provision, in the event that a person announced the acquisition of 20% or more of the common shares of MFC (the "Acquiring Person"), all shareholders other than the Acquiring Person would be entitled to acquire MFC common shares at a 50% discount from the then prevailing market price.

41. Section 7.1(b) of the 1993 Plan provided that the board could waive any "Flip-In Event" by providing notice to the rights agent prior to the occurrence of the triggering event.

42. On August 8, 2000, Kellogg broke the 20% threshold under the 1993 Plan when he acquired 131,800 shares of MFC common stock, increasing his ownership of the outstanding MFC shares from 18.93% to 20.02%.

43. Kellogg's ownership of the outstanding MFC shares increased to 25.49% on December 20, 2000. On March 9, 2001, Kellogg purchased an additional 60,000 shares of MFC common stock, but his ownership of outstanding MFC shares changed to 24.59% due to option exercises.

44. The 20% ownership trigger for a "Flip-In Event" increased to 25% ownership when, in its 2001 Annual Report on Form 20-F, MFC disclosed that it had "waived the application of the plan to an existing shareholder to permit such shareholder to acquire up to 25% of our common shares."

45. On May 16, 2003, MFC adopted an amended and restated shareholder rights plan (the "2003 Plan") to replace the 1993 Plan, which had expired on May 18, 2003.

46. Under the 2003 Plan, the ownership trigger for a "Flip-In Event" was reduced from 25% to 20%. The 2003 Plan had a "grandfathering provision", which deemed any person who held more than 20% of MFC's voting shares at the time the plan was adopted not to be an "Acquiring Person", such that the "Flip-In Event" was not triggered by such ownership. Nonetheless, under the 2003 Plan, a grandfathered person would be deemed to be an "Acquiring Person" on the acquisition of an additional 0.5% of MFC stock, which would thus trigger a "Flip-In Event." The 2003 Plan expired in 2007.

47. Kellogg did not make any disclosure filings between March 9, 2001 and January 4, 2013. Nonetheless, on January 4, 2013, Kellogg disclosed

ownership of 30.9% of the outstanding shares of MFC common stock. In the period between March 9, 2001 and the 2007 expiration of the 2003 Plan, Kellogg may have acquired at least an additional 0.5% of MFC stock, thus triggering a "Flip-In Event." By failing to disclose this triggering event, MFC's shareholders were denied their "Flip-In Event" right under the 2003 Plan to purchase MFC common shares at a 50% discount from the then prevailing market price.

COUNT I

VIOLATION OF SECTIONS 13(d) and 13(g) OF THE EXCHANGE ACT BY DEFENDANTS

48. MFC repeats and realleges paragraphs 1 through 47 as if fully set forth herein.

49. Once Kellogg acquired in excess of 5% of the outstanding stock of the Company, he was required under Section 13(d) of the Exchange Act to file a Schedule 13D fully and fairly disclosing their intentions with respect to his investment. Moreover, upon a material change in the information reported, Kellogg is required to amend promptly his Schedule 13D.

50. Kellogg disseminated the documents he filed pursuant to 13(d) through the United States by use of the mails and/or means of instrumentalities of interstate commerce, including, but not limited to, filings with the Securities and Exchange Commission.

51. Any changes in the purpose or purposes of acquisition of Defendants' securities, or any change in plans relating to the acquisition of additional

securities or any change in the filers' plans or proposals constitute material changes requiring a timely amendment.

52. Kellogg's October 4, 2000 Schedule 13D filing was untimely because it was filed more than 10 days after the date of the event which required its filing, namely, Kellogg losing his eligibility to file on Schedule 13G.

53. Kellogg failed to promptly file Amendment No. 1 because it was filed 40 days after the date of the event which purportedly required its filing.

54. Kellogg failed to promptly file Amendment No. 3 because it was filed 13 days after the date of the event which required its filing.

55. Kellogg's Schedule 13D Filings are materially false and misleading because, *inter alia*, they fail to disclose:

a. that the true purpose for which Kellogg's and IAT's shares of MFC stock were acquired was to seek control of MFC. For example, prior to Amendment No. 4, Kellogg and IAT disclosed in Amendment No. 1 that the MFC common shares were acquired for investment purposes and were not acquired with the purpose or effect of changing or influencing control of MFC. The disclosure went on to state that Kellogg and IAT may otherwise change their intention with respect to all matters referred to in Item 4. Such a "catch-all" disclosure is inadequate when the purpose of acquiring shares has changed from investment purpose to seeking control of the issuer, and such purpose should have been disclosed in the Schedule 13D Filings subsequent to the Original Schedule 13D; and

b. that Kellogg and/or IAT is indirectly the beneficial owner of MFC common shares as a result of Kellogg's or IAT's control over IAT's Subsidiaries that directly own MFC common shares.

56. Kellogg's Schedule 13D Filings are also misleading because they belatedly disclosed that Kellogg's ownership of the outstanding MFC shares increased by at least 0.5% after the 2003 Plan was entered into, but before the 2003 Plan's expiration in 2007, thereby depriving MFC's shareholders of their "Flip-In Event" rights under the 2003 Plan.

57. Defendants' violations of Section 13(d) are continuing, and without the equitable intervention of this Court, will cause MFC's shareholders, as well as MFC itself, irreparable injury.

PRAYER FOR RELIEF

58. WHEREFORE MFC respectfully requests that this Court enter judgment in MFC's favor and against Defendants, and grant MFC the following relief:

a. An injunction temporarily, preliminarily, and permanently enjoining Defendants from further violations of the Exchange Act;

b. An order requiring Defendants to disclose the fact of their violations and to issue corrective disclosures rectifying their material violations of the Exchange Act;

c. Holding Defendants liable for all damages suffered by MFC and its stockholders in connection with the allegations herein;

d. Awarding MFC damages in an amount to be determined at trial;

e. Attorneys' fees and costs; and

f. Such other and further relief as the Court deems just.

JURY DEMAND

Plaintiff hereby demands a trial by jury.

Dated: November 25, 2013
New York, New York

LATHAM & WATKINS LLP

By ______________________
Craig A. Batchelor

885 Third Avenue
New York, NY 10022
Telephone: (212) 906-1200
Facsimile: (212) 751-4864

Attorneys for Plaintiff
MFC Industrial Ltd.

OF COUNSEL:

Patrick E. Gibbs
Allison S. Davidson
LATHAM & WATKINS LLP
140 Scott Drive
Menlo Park, CA 94025-1008
Telephone: (650) 328-4600
Facsimile: (650) 463-2600

JS 44C/SDNY
REV. 7/2012

JUDGE KOELTL

ORIGINAL

CIVIL COVER SHEET

13 CV 8400

NOV 25 2013

The JS-44 civil cover sheet and the information contained herein neither replace nor supplement the filing and service of pleadings or other papers as required by law, except as provided by local rules of court. This form, approved by the Judicial Conference of the United States in September 1974, is required for use of the Clerk of Court for the purpose of initiating the civil docket sheet.

PLAINTIFFS	DEFENDANTS
MFC INDUSTRIAL LTD.	PETER KELLOGG, CYNTHIA KELLOGG, LEE KELLOGG, CHARLES KELLOGG, et al. (Please see attached Schedule A for additional defendants)
ATTORNEYS (FIRM NAME, ADDRESS, AND TELEPHONE NUMBER	ATTORNEYS (IF KNOWN)
Craig A. Batchelor Latham & Watkins LLP 885 Third Avenue, Suite 1000, New York, NY 10022	

CAUSE OF ACTION (CITE THE U.S. CIVIL STATUTE UNDER WHICH YOU ARE FILING AND WRITE A BRIEF STATEMENT OF CAUSE)
(DO NOT CITE JURISDICTIONAL STATUTES UNLESS DIVERSITY)

The complaint alleges violations of Section 13(d) of the Securities Exchange Act.

Has this or a similar case been previously filed in SDNY at any time? No ☒ Yes ☐ Judge Previously Assigned

If yes, was this case Vol. ☐ Invol. ☐ Dismissed. No ☐ Yes ☐ If yes, give date ____________ & Case No. ____________

IS THIS AN INTERNATIONAL ARBITRATION CASE? No ☒ Yes ☐

(PLACE AN [x] IN ONE BOX ONLY)

NATURE OF SUIT

TORTS

CONTRACT

[ ] 110 INSURANCE
[ ] 120 MARINE
[ ] 130 MILLER ACT
[ ] 140 NEGOTIABLE INSTRUMENT
[ ] 150 RECOVERY OF OVERPAYMENT & ENFORCEMENT OF JUDGMENT
[ ] 151 MEDICARE ACT
[ ] 152 RECOVERY OF DEFAULTED STUDENT LOANS (EXCL VETERANS)
[ ] 153 RECOVERY OF OVERPAYMENT OF VETERAN'S BENEFITS
[ ] 160 STOCKHOLDERS SUITS
[ ] 190 OTHER CONTRACT
[ ] 195 CONTRACT PRODUCT LIABILITY
[ ] 196 FRANCHISE

REAL PROPERTY

[ ] 210 LAND CONDEMNATION
[ ] 220 FORECLOSURE
[ ] 230 RENT LEASE & EJECTMENT
[ ] 240 TORTS TO LAND
[ ] 245 TORT PRODUCT LIABILITY
[ ] 290 ALL OTHER REAL PROPERTY

PERSONAL INJURY

[ ] 310 AIRPLANE
[ ] 315 AIRPLANE PRODUCT LIABILITY
[ ] 320 ASSAULT, LIBEL & SLANDER
[ ] 330 FEDERAL EMPLOYERS' LIABILITY
[ ] 340 MARINE
[ ] 345 MARINE PRODUCT LIABILITY
[ ] 350 MOTOR VEHICLE
[ ] 355 MOTOR VEHICLE PRODUCT LIABILITY
[ ] 360 OTHER PERSONAL INJURY

ACTIONS UNDER STATUTES

CIVIL RIGHTS

[ ] 441 VOTING
[ ] 442 EMPLOYMENT
[ ] 443 HOUSING/ ACCOMMODATIONS
[ ] 444 WELFARE
[ ] 445 AMERICANS WITH DISABILITIES - EMPLOYMENT
[ ] 446 AMERICANS WITH DISABILITIES -OTHER
[ ] 440 OTHER CIVIL RIGHTS (Non-Prisoner)

PERSONAL INJURY

[ ] 362 PERSONAL INJURY - MED MALPRACTICE
[ ] 365 PERSONAL INJURY PRODUCT LIABILITY
[ ] 368 ASBESTOS PERSONAL INJURY PRODUCT LIABILITY

PERSONAL PROPERTY

[ ] 370 OTHER FRAUD
[ ] 371 TRUTH IN LENDING
[ ] 380 OTHER PERSONAL PROPERTY DAMAGE
[ ] 385 PROPERTY DAMAGE PRODUCT LIABILITY

PRISONER PETITIONS

[ ] 510 MOTIONS TO VACATE SENTENCE 20 USC 2255
[ ] 530 HABEAS CORPUS
[ ] 535 DEATH PENALTY
[ ] 540 MANDAMUS & OTHER

PRISONER CIVIL RIGHTS

[ ] 550 CIVIL RIGHTS
[ ] 555 PRISON CONDITION

FORFEITURE/PENALTY

[ ] 610 AGRICULTURE
[ ] 620 OTHER FOOD & DRUG
[ ] 625 DRUG RELATED SEIZURE OF PROPERTY 21 USC 881
[ ] 630 LIQUOR LAWS
[ ] 640 RR & TRUCK
[ ] 650 AIRLINE REGS
[ ] 660 OCCUPATIONAL SAFETY/HEALTH
[ ] 690 OTHER

LABOR

[ ] 710 FAIR LABOR STANDARDS ACT
[ ] 720 LABOR/MGMT RELATIONS
[ ] 730 LABOR/MGMT REPORTING & DISCLOSURE ACT
[ ] 740 RAILWAY LABOR ACT
[ ] 790 OTHER LABOR LITIGATION
[ ] 791 EMPL RET INC SECURITY ACT

IMMIGRATION

[ ] 462 NATURALIZATION APPLICATION
[ ] 463 HABEAS CORPUS- ALIEN DETAINEE
[ ] 465 OTHER IMMIGRATION ACTIONS

ACTIONS UNDER STATUTES

BANKRUPTCY

[ ] 422 APPEAL 28 USC 158
[ ] 423 WITHDRAWAL 28 USC 157

PROPERTY RIGHTS

[ ] 820 COPYRIGHTS
[ ] 830 PATENT
[ ] 840 TRADEMARK

SOCIAL SECURITY

[ ] 861 HIA (1395ff)
[ ] 862 BLACK LUNG (923)
[ ] 863 DIWC/DIWW (405(g))
[ ] 864 SSID TITLE XVI
[ ] 865 RSI (405(g))

FEDERAL TAX SUITS

[ ] 870 TAXES (U.S. Plaintiff or Defendant)
[ ] 871 IRS-THIRD PARTY 26 USC 7609

OTHER STATUTES

[ ] 400 STATE REAPPORTIONMENT
[ ] 410 ANTITRUST
[ ] 430 BANKS & BANKING
[ ] 450 COMMERCE
[ ] 460 DEPORTATION
[ ] 470 RACKETEER INFLU-ENCED & CORRUPT ORGANIZATION ACT (RICO)
[ ] 480 CONSUMER CREDIT
[ ] 490 CABLE/SATELLITE TV
[ ] 810 SELECTIVE SERVICE
[x] 850 SECURITIES/ COMMODITIES/ EXCHANGE
[ ] 875 CUSTOMER CHALLENGE 12 USC 3410
[ ] 890 OTHER STATUTORY ACTIONS
[ ] 891 AGRICULTURAL ACTS
[ ] 892 ECONOMIC STABILIZATION ACT
[ ] 893 ENVIRONMENTAL MATTERS
[ ] 894 ENERGY ALLOCATION ACT
[ ] 895 FREEDOM OF INFORMATION ACT
[ ] 900 APPEAL OF FEE DETERMINATION UNDER EQUAL ACCESS TO JUSTICE
[ ] 950 CONSTITUTIONALITY OF STATE STATUTES

Check if demanded in complaint:

CHECK IF THIS IS A CLASS ACTION UNDER F.R.C.P. 23

DO YOU CLAIM THIS CASE IS RELATED TO A CIVIL CASE NOW PENDING IN S.D.N.Y.? IF SO, STATE:

DEMAND $__________ OTHER __________ JUDGE ____________________ DOCKET NUMBER__________

Check YES only if demanded in complaint
JURY DEMAND: ☒ YES ☐ NO

NOTE: Please submit at the time of filing an explanation of why cases are deemed related.

(PLACE AN x IN ONE BOX ONLY)

ORIGIN

[X] 1 Original Proceeding
[ ] 2 Removed from State Court
[ ] a. all parties represented
[ ] b. At least one party is pro se.
[ ] 3 Remanded from Appellate Court
[ ] 4 Reinstated or Reopened
[ ] 5 Transferred from (Specify District)
[ ] 6 Multidistrict Litigation
[ ] 7 Appeal to District Judge from Magistrate Judge Judgment

(PLACE AN x IN ONE BOX ONLY)

BASIS OF JURISDICTION

[ ] 1 U.S. PLAINTIFF [ ] 2 U.S. DEFENDANT [X] 3 FEDERAL QUESTION (U.S. NOT A PARTY) [ ] 4 DIVERSITY

IF DIVERSITY, INDICATE CITIZENSHIP BELOW. (28 USC 1332, 1441)

CITIZENSHIP OF PRINCIPAL PARTIES (FOR DIVERSITY CASES ONLY)

(Place an [X] in one box for Plaintiff and one box for Defendant)

	PTF	DEF		PTF	DEF		PTF	DEF
CITIZEN OF THIS STATE	[ ] 1	[ ] 1	CITIZEN OR SUBJECT OF A FOREIGN COUNTRY	[ ] 3	[ ] 3	INCORPORATED and PRINCIPAL PLACE OF BUSINESS IN ANOTHER STATE	[ ] 5	[ ] 5
CITIZEN OF ANOTHER STATE	[ ] 2	[ ] 2	INCORPORATED or PRINCIPAL PLACE OF BUSINESS IN THIS STATE	[ ] 4	[ ] 4	FOREIGN NATION	[ ] 6	[ ] 6

PLAINTIFF(S) ADDRESS(ES) AND COUNTY(IES)

MFC Industrial Ltd.
400 Burrard Street - Suite 1620
Vancouver, British Columbia
Canada V6C 3A6

DEFENDANT(S) ADDRESS(ES) AND COUNTY(IES)

Please see attached Schedule A

DEFENDANT(S) ADDRESS UNKNOWN

REPRESENTATION IS HEREBY MADE THAT, AT THIS TIME, I HAVE BEEN UNABLE, WITH REASONABLE DILIGENCE, TO ASCERTAIN THE RESIDENCE ADDRESSES OF THE FOLLOWING DEFENDANTS:

Check one: THIS ACTION SHOULD BE ASSIGNED TO: [ ] WHITE PLAINS [X] MANHATTAN
(DO NOT check either box if this a PRISONER PETITION/PRISONER CIVIL RIGHTS COMPLAINT.)

DATE 11/25/2013 SIGNATURE OF ATTORNEY OF RECORD

ADMITTED TO PRACTICE IN THIS DISTRICT
[ ] NO
[X] YES (DATE ADMITTED Mo. May Yr. 2008)
Attorney Bar Code # 0537

RECEIPT #

Magistrate Judge is to be designated by the Clerk of the Court.

MAG. JUDGE FRANCIS

Magistrate Judge ______________________ is so Designated.

Ruby J. Krajick, Clerk of Court by ____________ Deputy Clerk, DATED ______________.

UNITED STATES DISTRICT COURT (NEW YORK SOUTHERN)

Schedule A

Peter Kellogg
48 Wall Street, 30th Floor
New York, NY 10005

Cynthia Kellogg
48 Wall Street, 30th Floor
New York, NY 10005

Lee Kellogg
48 Wall Street, 30th Floor
New York, NY 10005

Charles Kellogg
48 Wall Street, 30th Floor
New York, NY 10005

Kellogg Family Trust
48 Wall Street, 30th Floor
New York, NY 10005

Peter and Cynthia Kellogg Foundation
48 Wall Street, 30th Floor
New York, NY 10005

Peter Vest Ptrs L.P.
48 Wall Street, 30th Floor
New York, NY 10005

PRK Corpoation
48 Wall Street, 30th Floor
New York, NY 10005

PRK Non-Marital Trust
48 Wall Street, 30th Floor
New York, NY 10005

IAT Reinsurance Company Ltd.
48 Wall Street, 30th Floor
New York, NY 10005

Bermuda Partners
48 Wall Street, 30th Floor
New York, NY 10005

Acceptance Casualty Insurance Co.
1314 Douglas Street, Suite 1600
Omaha, NE 68102

Acceptance Indemnity Insurance Co.
1314 Douglas Street, Suite 1600
Omaha, NE 68102

Harco National Insurance Co.
2850 West Golf Road
Rolling Meadows, IL 60008

Occidental Fire & Casualty Co. and North Carolina
702 Oberlin Road
Raleigh, NC 27605

Transguard Insurance Co. of America, Inc.
215 Shuman Boulevard, Suite 400
Naperville, IL 60563

Wilshire Insurance Co.
702 Oberlin Road
Raleigh, NC 27605